Exhibit (10)(B)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-4 of TIAA Separate Account VA-3 of our report dated
April 12, 2011 relating to the statutory basis financial statements and the effectiveness of internal control over financial reporting of Teachers Insurance and Annuity Association of America, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, NY
April 21, 2011

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-4 of our report dated April 21, 2011, relating to the financial statements of TIAA Separate Account VA-3 which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
April 21, 2011